Exhibit 99.1
Press Release	Source: Genesis Pharmaceuticals Enterprises, Inc.

Genesis Pharmaceuticals Appoints New Board Member
Wednesday September 10, 9:37 am ET

LAIYANG, China, Sept. 10 /Xinhua-PRNewswire-FirstCall/ -- Genesis Pharmaceuticals Enterprises, Inc. (OTC Bulletin Board: GNPH - News; ''Genesis'' or the ''Company''), a leading pharmaceutical company in the People's Republic of China, today announced that Mr. John Yang Wang was appointed to serve as a new member of the Company's Board of Directors effective September 8, 2008.

Mr. Wang founded and is the President of Marbella Capital Partners, serves as the CEO of Hambrecht Asia Acquisition Corp., and is on the Board of Directors of Hong Kong Stock Exchange listed Wuyi International Pharmaceuticals Company Limited. From 2000 to 2004, he was Executive Vice President of SBI E2-Capital (HK) Limited. From 1997 to 1999, he managed Accenture Consulting's (formerly known as Andersen Consulting) Greater China communication, media and high tech strategy practice. Prior to that, he was the lead telecom analyst covering Greater China and Southeast Asia for Pyramid Research, a Cambridge Massachusetts based emerging market telecom research firm. Mr. Wang holds a Bachelor of Arts in International Relations from Tufts University and an M.A.L.D. degree in international law and business from The Fletcher School of Law and Diplomacy. He has over 15 years of experience in investment banking and consulting and speaks fluent Mandarin and English.

The Board of Directors appointed Mr. Wang to be a member of the Company's Audit Committee and Compensation Committee.

''There is a great deal of demand throughout China for the high quality pharmaceutical products produced by Genesis. I believe that the Company has a great future,'' said Mr. John Wang. ''Being on the Board of Directors of Genesis is an exciting opportunity for me to contribute to the growth of a rapidly expanding company in what I believe is an important industry.''

On September 9, 2008, the Board of Directors accepted the resignation of Mr. Robert Cain as a director of the Company. His resignation was not the result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices. Mr. Cain will continue to have a role with the Company as a consultant through the end of 2008.

''We are pleased to welcome John Wang to our Board of Directors. He brings a wide-ranging business background and management experience to the work of our Board,'' said Mr. Cao Wubo, Chairman and CEO of Genesis Pharmaceuticals Enterprises. ''With John Wang on our Board of Directors, and a member of both our Audit Committee and Compensation Committee, Genesis is well positioned to meet the board requirements for companies that want to be listed on the Nasdaq.''

About Genesis Pharmaceuticals Enterprises, Inc.

Genesis Pharmaceuticals Enterprises, Inc. is a U.S. public company engaged in the research, development, production, marketing and sales of pharmaceutical products in the People's Republic of China. Its operations are located in Northeast China in an Economic Development Zone in Laiyang City, Shandong province. Genesis is a major pharmaceutical company in China producing tablets, capsules, and granules for both western and Chinese herbal-based medical drugs.

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to introduce, manufacture and distribute new drugs. Actual results may differ materially from anticipated or predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to obtain raw materials needed in manufacturing, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers and product obsolescence. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

For more information, please contact:

Genesis Pharmaceuticals Enterprises, Inc.
Ms. Elsa Sung, CFO
Tel: +1-954-727-8436
Email: elsasung@jiangbo.com
Web: http://www.genesis-china.net

CCG Investor Relations, Inc.
Mr. Crocker Coulson, President
Tel: +1-646-213-1915
Email: crocker.coulson@ccgir.com
Web: http://www.ccgir.com

Source: Genesis Pharmaceuticals Enterprises, Inc.